Well Water Finders

Well Water Finders has created patented technology to locate groundwater addressing critical challenges in real estate, agriculture, ranching, municipalities, and beyond. Austin Technology Incubator. Semi-Finalist 2024 EarthX Climate Tech Prize.


WELL WATER
FINDERS
- Food production
- Developing a subdivision
- Drilling a water well
starts with knowing groundwater.

Invest

$99 minimum investment

DEADLINE: October 10, 2024

in 2 months

SHARE PRICE

$1

TOTAL RAISED

$80,675

VALUATION

$7,800,000

Reg CF offering provided by Netcapital Funding Portal Inc.

PROBLEM

The Problem

We want to tell you 3 stories about people with groundwater PAIN.







New landowners

- Bought 10 acres of land
- Well driller did not hit water and they're out $4,000 for a dry hole

Rancher

- Owns 1,000 head of cattle
- Wells are going dry during the summer months

City Water Mgr.

- Population growing
- Not enough water to support new subdivisions







Different Stories/Same Pain

For the last 2 years, Well Water Finders has been using our patented technology all across Texas to help landowners in these situations. All are desperate to locate groundwater.


TEXAS
8th
Largest
Economy
in the World!
90+%
accuracy rate based on wells drilled after our surveys.
WELL WATER FINDERS

SOLUTION

The Solution: The Well Water Finder


Operator
Laptop
Receiver
Source
5 min. Data Collection Cycle
Real-time Results
Operator uses own laptop & vehicle

- Rapidly detects groundwater flow rates down to 5,000 ft
- Maps hardness of geological layers for ideal aquifer recharge/playa pond placement
- 2 hand-carried units deployable by one person

The Well Water Finder


1
2
3
4
WELL WATER
FINDERS

	1	2	3	4
10	7	7	13	7
20	3	12	12	11
30	7	30	19	4
40	12	5	0	4
50	114	0	125	118
60	69	68	17	13
70	15	14	23	3
80	25	16	34	45
90	35	50	14	28
100	18	17	38	35
110	25	23	3	6
120	8	9	146	127
130	131	125	165	127
140	155	68	69	67
150	69	2	5	8
160	36	50	27	32
170	12	32	20	20
180	7	14	3	-2
190	5	2	8	4
200	13	13	2	30

- Tracks location and captures groundwater levels
- Predicts potential gallons per minute (GPM)

The Successful Outcomes

New landowners





- After paying $4k for a dry hole, they called Well Water Finders
- Our tech identified the best place to drill a well
- Well driller hit the layer on their first attempt

Rancher





- While trucking in water to keep their cattle alive, he called Well Water Finders
- We surveyed 8 locations and found a new, deeper water source with plenty of volume for the cattle

City Water Mgr.





- After pausing several subdivision developments, he called Well Water Finders
- We found a water source for an additional well & also identified best location for aquifer recharge

How to Read Charts/Legend

- Depth in 10 ft. increments along left side
- Light blue blocks range from 1-5 GPM
- Dark blue blocks are 5+ GPM
- Red box is zone recommended to target for well
- Yellow arrow denotes the depth the water well was drilled to
- Light gray/tan-shade blocks indicate pourous-like sand
- Dark gray/tan-shade blocks indicate harder layers like sandstone or shale

How it Works

The system identifies groundwater by sending 20+ electromagnetic pulses into the ground and capturing returns. Areas with water are displayed in blue and the hardness of layers in shades of brown.

(12) **United States Patent**
Van de Kop et al.

(54) **METHOD OF DETERMINING SUBSURFACE PROPERTIES USING MULTIFREQUENCY ELECTROMAGNETIC DEPTH SOUNDING**

(10) **Patent No.: US 10,830,915 B2**
(45) **Date of Patent: Nov. 10, 2020**


Our Patented Discovery!
Raw EM signal
Final Report
Operator
Laptop
Receiver
Transmitter
5,000 ft.+
WELL WATER FINDERS

Identifies Untapped, Economical Sources of Groundwater.

The Well Water Finders system helps landowners determine the best location on their property to drill a viable water well.

Every water well drilling attempt costs money. The deeper you drill, the more money it costs.


ATTEMPT 1
No water here!
A dry hole.
ATTEMPT 2
Water found!
But drilled deeper than needed.
ATTEMPT 3
Even better!
Water found at shallowest location.
WELL WATER FINDERS

Identifies Best Place to Enhance Existing Aquifer via Harvested Rainfall.


WELL WATER FINDERS

Rancher is faced with depleting water. Drilling deeper is expensive.

Using the Well Water Finders technology, we can identify aquifer entry points to create a recharge area and include details for a 5,000 gallon access port.

The well supporting the residence now has more water and the access port is available for livestock. The tank re-fills every time it rains.

Identifies Best Location to Create New, Shallow Aquifer.


WELL WATER
FINDERS

New landowner buys a property but determines the water is very deep and too expensive to drill a water well.

Using the Well Water Finders technology, we can identify aquifer entry points to create a shallow aquifer through harvested rainfall.

The new water source now makes the property more valuable. Landowner can build office complex with a shallow well or sell it for a profit.

BUSINESS MODEL

The Business Model: Direct Lease


Manufacturer
Well Water Finders
Customer
WWF Leased Warehouse
Receives equipment
Uses equipment for contract term
Returns equipment in transport box
Quality control employees verify eqiupment is in working order, clean, re-stocks

The Customers

Well Drillers	Surveyors	Construction Co's	Realtors	Landowners
				
The Well Water Finder will become an industry standard *before* permitting; helping eliminate dry holes on drilling	The Well Water Finder will become an industry standard for states requiring certification that groundwater is present	The Well Water Finder will enable accurate placement of rain catchment ponds for aquifer recharge	The Well Water Finder will enable realtors to highlight groundwater location and levels on listings	The Well Water Finder will enable individuals to have the knowledge of what's available on their own land, helping with water well drilling negotiations

MARKET

Market Size

The Well Water Finders technology has the opportunity to serve multiple industries and sectors across the world. **Consider the $210B market in the United States alone:**

- Groundwater for public supply - $27.7B
- Water well drilling industry: $9.3B
- Output of America's farms: $164B
- Land development industry: $9.4B



Our Traction

Using only 1 unit (our prototype), the Well Water Finders technology has:

- Helped more than 135 landowners understand groundwater levels
- Achieved a 90+% accuracy rate on wells drilled after our surveys
- Surveyed properties totaling more than 117,000 acres
- **Earned more than $170,000 in revenue with a 75% profit margin**



How We'll Scale



Groundwater Management



Leak Detection



Pollution Monitoring



Saltwater Intrusion

The Time to Invest in This Technology is Now

Trend	**Well Water Finders Integration**
2023 was the hottest year on record, depleting water sources.	Locates groundwater that hasn't been discovered yet.
Bipartisan Infrastructure Law allocates millions to aquifer recharge.	Identifies optimal locations for aquifer recharge zone placement.
States like Texas now have laws requiring certification that groundwater is present before platting subdivsions.	Helps developers identify appropriate placement for groundwater certification wells, saving thousands in dry hole attempts.
California Prop 68 allocates millions for Airborne Electromagnetic Surveys	Owns U.S. patent on Ground-Based Electromagnetic Surveys

SUCCESS TO DATE


WORLD WATER-TECH
NORTH AMERICA
Stantec
AECOM
ATI
AUSTIN
TECHNOLOGY
INCUBATOR
THE UNIVERSITY OF TEXAS AT AUSTIN

- Granted **U.S. Patent 10830915** in November, 2020
- Manufactured a **working prototype**
- Surveyed properties totaling more than 117,000 acres, with **more than $170,000 of revenue** in last two years
- **Pilot underway** helping Texas landowners, realtors, commercial developers, and water well drillers locate water.
- **Accuracy rate is more than 90%**
- **Selected for Austin Technology Incubator** - the deep tech incubator at The University of Texas at Austin
- Semi-Finalist, 2024 EarthX Climate Tech Prize
- Land-Tech Accelerator Winner, Realtors Land Institute
- Technology a Featured Start-Up at World Water-Tech North America, 2023

PRESS



AUSTIN TECHNOLOGY INCUBATOR
THE UNIVERSITY OF TEXAS AT AUSTIN

TEXAS
The University of Texas at Austin

KNOW YOUR H_2O™
Water Research Center



Secure the Water First, Buy the Land Second

Featured Water Professional

Teisha Vandekop, Well Water Finders

Water Blog

$1.00

Meridian Tribune

Serving Beautiful Bosque County

www.BosqueCountyToday.com
Email: editor@cliftonrecord.com

Volume 130 - Number 11
March 15, 2023
Published Since 1893

Top of the Hill Country



Nathan Diebenow | Meridian Tribune

Andrew and Teisha Vandekop (from left), owners of Well Water Finders, traded off talking about their service that locates underground water for property owners as guest speakers at the Meridian Chamber of Commerce's monthly luncheon on Thursday, March 9.



Nathan Diebenow | Meridian Tribune

Teisha Vandekop of Well Water Finders talk about their business at the Meridian Chamber of Commerce's monthly luncheon on Thursday, March 9.

Aqua ascending

Well Water Finders speak at Meridian chamber luncheon

Nathan Diebenow
Editor

CANVAS**REBEL**

Strategy Ideas Leadership Mission & Purpose Trends Creative Pursuits

STORIES & INSIGHTS

Meet Andrew Vandekop

STORIES & INSIGHTS 2 DAYS AGO

We're excited to introduce you to the always interesting and insightful Andrew Vandekop. We hope you'll enjoy our conversation with Andrew below.

Andrew, thanks for joining us, excited to have you contributing your stories and insights. Too often the media represents innovation as something magical that only high-flying tech billionaires and upstarts engage in – but the truth is almost every business owner has to regularly innovate in small and big ways in order for their businesses to survive and thrive. Can you share a story that highlights something innovative you've done over the course of your career?

The most innovative thing I've done by far – and what I'm most proud of – is assisting my father in developing a system that can detect the presence of water, oil and gas underneath the ground (US Patent: 10,830,915). If you look at the major players that have been granted patents in the field of detecting subterranean formations using electromagnetic depth sounding, it is full of giant, multi-national companies. And right in the middle of these industry-leading innovations, is my family's work. Read more>>


WELL WATER FINDERS.COM

VoyageDallas Trending THE MOST INSPIRING STORIES IN DALLAS

Check Out Andrew Vandekop's Story

LOCAL STORIES JANUARY 27, 2022

VoyageDallas

LOCAL STORIES



Today we'd like to introduce you to Andrew Vandekop.

Hi Andrew, thanks for sharing your story with us. To start, maybe yo
I love creating things and am proud to call myself an inventor. In college, laser-based billiard training system that shows you how to make any shot to be worn by a musician on an album cover. But my most meaningful pat some very smart co-inventors. My dad conceived the idea of using electro ground. Today, my wife and I own the technology and help people locate

Here's why our invention is important: the average rural water well in Tex the average cost is about $12,000. However, if the driller hits a dry hole ar spot. And perhaps again, continuing until they find water. This can get ve find no water at all.

With our patented technology, Well Water Finders can survey your land a driller in hitting it the first time.

Would you say it's been a smooth road, and if not, what are some of
Dad is the genius who invented the system but unfortunately, he lost his make sure Dad's goal of helping the world find clean drinking water is rea had a role in moving his dream forward.

As you know, we're big fans of you and your work. For our readers who might not be as familiar what can you t about what you do?
I'm a life-long creator and have 4 U.S. patents. I worked for almost 20 years in the telecom industry but creating is what most! I graduated with degrees in engineering and finance and earned three patents utilizing my robotics expertise and patent utilizing my design skills.

What matters most to you?
What matters most to me is my family. And I'm really proud that the Vandekop family may one day help communities a world find water. Water is the most important resource we as humans need to survive. While our company can't make w appear out of thin air, we can let you know where it's located under the ground.





Finding water wells is topic of Kiwanis meeting

The Kiwanis Club of West members and guests are scheduled to hear about finding water underground as Andrew Vandekop of Abbott will be speaking at the club's June 9 meeting about Well Water Finders. They can find out if there's well water beneath one's property, how deep it is and if there are signs of oil or gas. Well Water Finders uses a system called the EM Locator, a patented technology that sits on top of the land and sends a series of pulses into the ground. The pulses agitate the non-solids under the surface and create a unique electromagnetic signature that travels back up to the surface to be collected and reviewed. Based on the signatures, they can tell if the non-solids are water, oil or gas. Members or guess wanting a meal at the meeting are asked to please text an rsvp to 254-709-0598.



FRIENDLY CITY OF PROGRESS
CITY OF West
ESTABLISHED 1892

TEAM



Andrew Vandekop

Inventor & CEO

Andrew began his career in robotics engineering and sold his first patent at age 29. He's been in new product development his entire career and has applied these skills to three additional patents. During the time he spent field testing the Well Water Finders prototype, he served as a founding team member of a telecom start-up that went public on the NYSE in 2006 for $410 million.



Teisha Vandekop

Founder & COO

Teisha created Well Water Finders as a way to share the technology with landowners - to help them determine if they have sufficient groundwater under their property to drill a water well and then giving that information to a water well driller. She has spent the last two years working with commercial developers, water well drillers and landowners to determine the groundwater potential for properties. Prior to this, she spent several years as an executive vice president at one of the world's top PR agencies, executing new product introductions for Fortune 100 companies.

USE OF PROCEEDS

If the offering's maximum amount of $1,215,600 is raised:

Use	Value	% of Proceeds
Manufacturing/R&D	$580,000	47.7%
New Hires (Engineer, Geologist)	$340,000	28.0%
Management	$200,000	16.5%
Marketing	$36,036	3.0%
Intermediary fees	$59,564	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Well Water Finders, Inc.. This offering must raise at least $10,000 by October 10, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Well Water Finders may issue additional securities to raise up to $1,215,600, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,015,600 shares
× $1 per share

$9,015,600 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 4, 2024
- Form C/A on April 17, 2024
- Form C/A on April 19, 2024
- Form C/A on April 22, 2024
- Form C/A on June 6, 2024
- Form C/A on July 3, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jul 8, 2024	Well Water Finders Named Semi-Finalist for 2024...
Jul 3, 2024	Filed Form C/A
Jun 15, 2024	Seeing Deeper Water Sources! Hi guys - wanted...
Jun 6, 2024	Filed Form C/A
May 12, 2024	Manufacturing Discussions Underway! Andrew and...
Apr 22, 2024	Filed Form C/A
Apr 19, 2024	Greetings From Well Water Finders! Our...
Apr 19, 2024	Filed Form C/A
Apr 17, 2024	Filed Form C/A
Apr 16, 2024	Exciting Update From Well Water Finders! We...
Apr 9, 2024	Webinar Replay: Impact Investing with Well...
Apr 1, 2024	Greetings, Well Water Finders Community!
Apr 1, 2024	Well Water Finders Named Semi-Finalist for...
Mar 26, 2024	New Invitation From Well Water Finders! There...
Mar 19, 2024	New Invitation From Well Water Finders!...

Mar 12, 2024 • Well Water Finders Selected as Land-Tech...

Mar 12, 2024 • Thank you initial investors! Our public launch...

Mar 11, 2024 • Greetings From Well Water Finders! Imagine...

Mar 5, 2024 • Hello from Well Water Finders! To reach our...

Mar 4, 2024 • Primary offering of 1,215,600 shares at $1

Mar 4, 2024 • Filed Form C

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